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                                                                     EXHIBIT 3.2

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                           UPGRADE INTERNATIONAL CORP.

         Pursuant to the provisions of Section 607.1006 and 607.1002, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

         FIRST: Amendment adopted:

                  Article I of the Articles of Incorporation is hereby amended as follows:

                                    ARTICLE I

                                CORPORATION NAME

The name of the Corporation is UPGRADE INTERNATIONAL CORPORATION.

         SECOND: The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

         THIRD: The date of the adoption of the amendment is JANUARY 12, 2000.
                                                             -----------------

         FOURTH: The amendment was adopted by the Board of Directors without shareholder action and shareholder action was not required.

Signed this      12th        day of JANUARY      2000.
           ------------------      --------------



                                         UPGRADE INTERNATIONAL CORPORATION

                                         /s/ Daniel  Bland
                                         ------------------------------
                                         Daniel  Bland
                                         President